CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement"), effective as of October 29, 1998 (the "Effective Date"), by and between Greg Manning Auctions, Inc. (the "Company"), a New York corporation, and Leon Liebman, a United States citizen residing at 2 Neville Terrace, London SW7 3AT, England ("Consultant"). WHEREAS, the Company desires to engage Consultant on the terms and conditions provided in this Agreement;

         WHEREAS, Consultant desires to accept such engagement and to render services to the Company on the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

         1. ENGAGEMENT: The Company shall engage Consultant and Consultant shall accept such engagement and shall render services under the conditions and terms set forth herein. During the period of his engagement, Consultant shall make himself available to the Company during normal business hours, by telephone or otherwise, for at least 40 hours per month, and the Company shall be entitled to the profits and other benefits arising from or incident to the services and advice of Consultant. Consultant shall abide by the practices and policies of the Company governing the conduct of employees and consultants generally, to the extent Consultant has been informed of such practices and policies in writing or otherwise with reasonable specificity.

         2. TERM; TERMINATION: This Agreement shall be effective from the Effective Date and shall terminate on the second anniversary of the date hereof (the "Consulting Term"). This Agreement may be terminated by the Company prior to the expiration of the Consulting Term only for "Cause" (as defined below), upon 30 days' prior written notice. Upon termination of this Agreement, all rights, remedies, duties and obligations of the parties hereunder shall immediately cease, except (i) for those rights, remedies, duties and obligations which survive the termination of this Agreement as specifically set forth herein and (ii) that the Consultant shall remain entitled to all then accrued but unpaid amounts due hereunder from the Company. For purposes of this Agreement, "Cause" means (i) Consultant's willful and continued substantial failure to perform his obligations under this Agreement (other than such failure resulting from disability or death of Consultant), such failure to be supported by appropriate documentation, if such breach is not cured, if curable, within fifteen (15) days after written notice thereof to Consultant; (ii) any intentional dishonesty affecting the Company, or any client, customer, consignor or employee of the Company or any of its affiliates; (iii) conviction of a felony; or (iv) any material breach of fiduciary duty to the Company or any of its affiliates, if such breach is not cured, if curable, within fifteen (15) days after written notice thereof to Consultant.

         3. SERVICES:

         Consultant shall perform such duties as the Board of Directors from time to time deemed to be in the best interest of the Company. It is expected that Consultant's duties shall include (but shall not be limited to): development of a strong business plan for the Company; monitoring technological advances that might be utilized by the Company in conducting its auctions, and making recommendations on the implementation of these technologies; monitoring competing auctions which use Internet and/or advanced telephony applications, and recommending to the Board actions that would allow the Company a business advantage over competition; searching out new business endeavors and presenting them to the Board; making specific recommendations to the Board for using technology to streamline operations; acting as the primary person in making investor relations presentations; and development of web marketing and Internet services in cooperation with management.


         4. BOARD MEMBERSHIP: The Company shall use reasonable efforts to cause Consultant to be elected a member of the Board of Directors of the Company to serve during the Consulting Term. Consultant shall also have the right to designate another member of the Board of Directors of the Company to serve during the Consulting Term; if such designee is acceptable to the Board of Directors the Company shall use reasonable efforts to cause such designee to be elected a member of the Board of Directors. In the event such designee fails to serve his term as a member of the Board of Directors through the Consulting Term, Consultant may designate a replacement designee acceptable to the Board of Directors. The Company's efforts to cause election of Consultant and such designee shall include nomination and recommendation by the Company's Chief Executive Officer in his capacity as an officer and as a shareholder.

         5. COMPENSATION; BENEFITS; STOCK OPTIONS:

         (a) During the term of this Agreement, the Company shall pay Consultant a consulting fee at the annual rate of $50,000 per year. Consultant's consulting fee shall be paid monthly in arrears, without payroll or other deductions, in accordance with the Company's standard practices as in effect from time to time.

         (b) Upon Consultant's initial appointment to the Board of Directors of the Company, Consultant shall be granted options to purchase 15,000 shares of the Company's Common Stock, par value $.01 per share, pursuant to the Company's 1997 Stock Option Plan (the "Plan"). Such options shall vest over a four-year period, shall be exercisable at a price equal to the "Fair Market Value" (as defined in the Plan) as of the date of the grant and shall otherwise be subject to the terms of the Plan and the Company's then-current form of stock option agreement. It is expected that, in its discretion, the Board may from time to time during the Consulting Term grant Consultant additional stock options, upon such terms and conditions as it deems appropriate.


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

         6. REIMBURSEMENT OF EXPENSES:

         The Company shall reimburse Consultant for reasonable business expenses incurred by him in the performance of consulting services pursuant to this Agreement, upon submission of receipts or other evidence of such expenditures that is reasonably satisfactory to the Company. Consultant shall not be entitled to reimbursement for travel expenses associated with his serving on the Board of Directors of the Company unless and until the Company adopts a policy of reimbursing all such Board members for such expenses; provided that the Company shall reimburse Consultant for the cost of a round-trip economy class airplane ticket between London and New York for up to five trips per year.

         7. NON-SOLICITATION:

         Consultant agrees that Consultant will not, directly or indirectly, individually or on behalf of other persons, (i) during the Consulting Term and for three years thereafter, solicit or induce any employee of the Company or any of its affiliates to leave their employment with the Company or its affiliates for any reason, or (ii) during the Consulting Term and for eighteen months thereafter, solicit or induce any current client, customer or consignor (or prospective client, customer or consignor solicited during the Consulting Term) of the Company or its affiliates to purchase or make use of goods or services of a type offered by the Company or its affiliates immediately prior to the end of the Consulting Term from another individual, firm, corporation or other entity ("Person") or assist or aid any other Person in identifying or soliciting any such current or prospective client, customer or consignor.

         8. NON-DISCLOSURE: Consultant shall not, at any time after the Effective Date of this Agreement, divulge, furnish or make accessible to anyone any "proprietary information". For purposes of this Agreement, the term "proprietary information" shall include, but is not limited to, as to the Company or any of its affiliates: (i) the name and address of any current or former clients, customers or consignors, prospective clients, customers or consignors solicited during the Consulting Term, or vendors, and any information concerning the transactions or relations of any such current, former or prospective clients, customers or consignors or vendors with the Company or any of its affiliates or any of their respective stockholders, directors, officers, principals, employees, independent contractors or agents; (ii) any information concerning any product, technology or procedure employed by the Company or any of its affiliates but not generally known to clients, customers, consignors, vendors or competitors, or under development by or being tested by the Company or any of its affiliates but not at the time offered generally to clients, customers, consignors or vendors; (iii) any information relating to computer software or systems, pricing or marketing methods, research techniques, sales margins, capital structure, operating results, borrowing arrangements or business plans; (iv) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company or any of its affiliates prior to or during the Consulting Term; (v) any business plans, budgets, advertising or marketing plans; (vi) all written, graphic and other material relating to any of the foregoing; (vii) any Company-owned or customized software or computer program relating to any of the foregoing; and (viii) any compilation or arrangements of any information relating to any of the foregoing. The foregoing shall not apply to disclosures made in the regular course of the business of the Company


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

consistent with its policies and practices or the duties and obligations to be performed by Consultant in accordance with this Agreement, or disclosure to the extent required by applicable law. In addition, the term "proprietary information" shall not include (i) any information generally available to and known by the public but shall include information which becomes public as a result of a breach of any obligation of confidentiality by Consultant or any of his affiliates, (ii) any information known to or developed by Consultant other than in connection with his services under this Agreement or otherwise through his affiliation with the Company or any of its affiliates, or (iii) any information received by Consultant from a third party reasonably believed by Consultant to be lawfully in possession of such information and entitled to disclose such information to him.

         9. NON-COMPETITION: (a) Consultant agrees that during the Non-Competition Period (as hereinafter defined) he will not, directly or indirectly, alone or with others, individually or through or by a corporate or other business entity in which he may be interested as a partner, trustee, director, officer, employee, consultant, shareholder, option holder, lender of money or guarantor, engage in or participate in, or become employed by or render services (including research or consulting services), advice or assistance to any Person engaged or participating in a Competing Business (as hereinafter defined) in any state of the United States or its territories or possessions or elsewhere worldwide. For purposes of this Section 9, "Non-Competition Period" shall mean the period commencing on the date hereof and one year after the end of the Consulting Term, and "Competing Business" shall mean any business or venture which engages in the sale of collectibles or gemstones through auction or in any auction form.

         (b) For purposes of this Section 9, ownership of up to 5% of any class of publicly traded securities of any corporation, the stock of which is regularly traded on any stock exchange or on the over-the-counter market, shall not be deemed to constitute ownership or participation in the ownership of the business of such corporation.

         (c) Consultant acknowledges that the time, scope, geographic area and other provisions of this Section 9 have been specifically negotiated by sophisticated commercial parties and agrees that all such provisions are reasonable under the circumstances.

         10. BUSINESS OPPORTUNITIES: During the Consulting Term and for six months thereafter, if Consultant becomes aware of any project, investment, venture, business or other opportunity (any of the preceding, an "Opportunity") that is similar to, related to or in the same field as the business of the Company or any affiliate of the Company or any project, investment, venture or business of the Company or any affiliate of the Company (but which Consultant is not precluded from pursuing by the provisions of Section 9 hereof), then Consultant shall notify the Company in writing of such Opportunity and shall use good-faith efforts to cause the Company or the Company's affiliate to have the opportunity to invest in or otherwise participate in such Opportunity. If the Company has been given the opportunity to so invest or participate but declines to do so, Consultant may pursue such Opportunity on terms comparable to those offered to the Company (provided that under no circumstances may Consultant pursue any Opportunity which would violate the provisions of Section 9 hereof).


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

         11. SCOPE OF RESTRICTIONS: It is the intent of the parties hereto that the covenants contained in Sections 7, 8, 9 and 10 hereof shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought. Company and Consultant hereby acknowledge that such restrictions are reasonably necessary for the protection of the Company. If any one or more of the provisions of Section 7, 8, 9 or 10, or any portion thereof, shall be adjudicated to be invalid or unenforceable for any reason whatsoever, such provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the maximum extent permissible.

         12. REMEDIES: Consultant acknowledges that irreparable damages would result to the Company if the provisions of Section 7, 8, 9 or 10 are not complied with, and agrees that the Company shall be entitled to any appropriate legal, equitable or other remedy, including injunctive relief, in respect of any failure to comply with the provisions of Section 7, 8, 9 or 10 hereof.

         13. ASSIGNMENT: This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that the Company may assign or transfer this Agreement to (a) a successor organization in the event of merger, consolidation, or transfer of sale of all or substantially all of the assets of the Company, or (b) any entity controlling, under common control with or controlled by the Company.

         14. NOTICES: Any notice or consent required or permitted to be given hereunder shall be in writing and hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express or other similar courier service or by facsimile, as follows:


                  To the Company:           Greg Manning Auctions, Inc.
                                            775 Passaic Avenue
                                            West Caldwell, New Jersey  07006
                                            Facsimile:  973-882-3499
                                            Attention:  President

                  To Consultant:            Leon Liebman
                                            2 Neville Terrace
                                            London SW7 3AT
                                            England

                  with a copy to:           Piper & Marbury L.L.P.
                                            1251 Avenue of the Americas
                                            New York, NY 10020
                                            Attn:  Michael Varet
         or to such other address (or to such other person's attention) as shall be specified by like notice. Any notice hereunder shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is sent by facsimile shall be conclusively presumed to have been received upon receipt if sent during normal business hours to the recipient's location or if not, at 11:00 a.m. on the next day recipient's office is open which is not a Saturday, Sunday or holiday; any such notice shall be confirmed by mail.

         15. SEVERABILITY: To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

         16. GOVERNING LAW: This Agreement and all performance under this Agreement shall be governed by the internal laws of the State of New York.

         17. WAIVER, MODIFICATION: No waiver or modification of this Agreement or of any covenant, condition or limitation contained herein shall be valid or effective unless it is in writing and duly executed by Consultant and the Company. No failure or delay by either the Company or Consultant in exercising any right or remedy under this Agreement will waive any provision of this Agreement, nor will any single or partial exercise by either the Company or Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising the rights or remedies contained herein, or any other rights or remedies granted by any law or any related document.

         18. ENTIRE AGREEMENT: The terms and provisions of this Agreement shall constitute the entire agreement by the Company and Consultant with respect to the subject matter hereof and shall supersede any and all prior agreements or understandings between the parties (or between Teletrade, Inc. and Consultant), whether written or oral, including without limitation the Consulting Agreement between Consultant and Teletrade, Inc. dated July 1, 1996.

         19. JURISDICTION; FORUM: Each party hereto consents and submits to the jurisdiction of any state court sitting in the county of New York or Newark, New Jersey or federal court sitting in the Southern District of the State of New York or the District of the State of New Jersey in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint therein given as provided in
Section 14. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    GREG MANNING AUCTIONS, INC.

                                    By: /s/
                                       ----------------------------------------
                                           Title:


                                    /s/
                                    --------------------------------------------
                                    Leon Liebman


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